UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2009

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Scripps Networks Interactive, Inc. (the “Company”) is filing this Current Report on Form 8-K (the “Form 8-K”) to update the historical consolidated and combined financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”) for discontinued operations, as discussed below. In addition, the 2008 Form 10-K is being updated to reflect the adoption of Statement of Financial Accounting Standards (“FAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“FAS No. 160”) and Emerging Issues Task Force Topic No. D-98 (“Topic D-98”). This Form 8-K will permit us to incorporate these financial statements by reference, or otherwise, in future SEC filings. The information in this Form 8-K is not an amendment to or restatement of the 2008 Form 10-K.

Summary

During the second quarter of 2009, the board of directors authorized management to pursue the sale of our uSwitch business, which has historically been reported within our Interactive Services reporting segment.

Our uSwitch business is classified as held for sale in accordance with accounting standards for the impairment or disposal of long-lived assets and its assets, liabilities and accordingly their results have been presented as discontinued operations within our 2009 second quarter and third quarter Form 10-Qs.

Under requirements of the SEC, the same classification as discontinued operations is also required for previously issued financial statements for each of the three years presented in the Company’s 2008 Form 10-K, if those financial statements are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the announced sale of our uSwitch business. This reclassification has no effect on the Company’s reported net income for any reporting period.

As of January 1, 2009, we adopted FAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. FAS 160 established accounting and reporting standards for the noncontrolling interest in a subsidiary. FAS 160 also required that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. FAS 160 required retrospective adoption of the presentation and disclosure requirements for existing noncontrolling interests. Accordingly, for all periods reflected in Exhibit 99.1 to the Current Report, we have reported our noncontrolling interests (previously reported as minority interest liability) as a separate component of shareholders’ equity and have also presented net income allocable to the noncontrolling interests and net income attributable to the shareholders of the Company separately in the consolidated and combined statements of operations.

We also adopted Topic D-98 in conjunction with our adoption of FAS 160. This standard is applicable for all noncontrolling interests where the Company is subject to a put option under which it may be required to repurchase an interest in a consolidated subsidiary from the noncontrolling interest holder. The Company is currently subject to a redeemable put option for a residual interest in FLN which expires in 2016 and for which redemption value equals fair value. The transition guidance for the adoption of Topic D-98 requires these redemption rights to be recorded retrospectively for all periods presented with the offset being recorded against a company’s additional paid-in capital or retained earnings balance. Exhibit 99.1 to the Current Report reflects the retrospective adoption of Topic D-98 for all periods presented.

The following Items of the 2008 Form 10-K are being adjusted retrospectively to reflect the impact of accounting for our uSwitch business as a discontinued operation and to reflect the adoption of the accounting pronouncements described above:

•	Item 6 Selected Financial Data

•	Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8 Financial Statements and Supplementary Data

•	Item 15(b) Exhibits and Financial Statement Schedules

No Items of the 2008 Form 10-K other than those identified above are being revised by this filing. Information in the 2008 Form 10-K is generally stated as of December 31, 2008 and this filing does not reflect any subsequent information or events other than the reporting of uSwitch as a discontinued operation and the adoption of the accounting pronouncements described above. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2008 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K and such Quarterly Report on Form 10-Q and other filings. The Form 10-Q and other filings contain information regarding events, developments and updates to certain expectations of the Company that have occurred since the filing of the 2008 Form 10-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm

99.1	Consolidated and Combined Financial Statements and notes thereto recast for discontinued operations, the adoption of FAS No. 160 and the adoption of Topic D-98 for the years ended December 31, 2008, 2007, and 2006 and Management’s Discussion and Analysis of Financial Condition and Results of Operations (which replaces and supersedes Part II, Item 8, Item 7 and Item 6, respectively, of the 2008 Form 10-K filed with the SEC on March 5, 2009).

99.2	Valuation and Qualifying Accounts Financial Statement Schedule recast for discontinued operations for the years ended December 31, 2008, 2007, and 2006 (which replaces and supersedes Part IV Item 15(b), of the 2008 Form 10-K filed with the SEC on March 5, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

BY:	/s/ JOSEPH G. NECASTRO
Joseph G. NeCastro
Executive Vice President and Chief Financial Officer

Dated: December 3, 2009